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                                                                  EXHIBIT 5

                                    AGREEMENT


               This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of common shares of Hurco Companies, Inc. is being filed on behalf of each of the persons and entities named below. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     Dated:  August 23, 1996

     BRYNWOOD PARTNERS
     LIMITED PARTNERSHIP                     /s/ Richard T. Niner
                                             -------------------------
                                             Hendrik J. Hartong, Jr.,
     By:  Brynwood Management,               by Richard T. Niner,
          its General Partner                Attorney-in-Fact

     By:/s/ Richard T. Niner
        ---------------------------
       Richard T. Niner                      /s/ Richard T. Niner
        a Partner                            -------------------------
                                             Richard T. Niner


     BRYNWOOD MANAGEMENT                     HN COMPANY, INC.


     By:/s/ Richard T. Niner                 By:/s/ Richard T. Niner
        ---------------------------             ----------------------
       Richard T. Niner                         Richard T. Niner
        a Partner                               Vice President


     BRYNWOOD PARTNERS II L.P.               BRYNWOOD MANAGEMENT L.P.

     By:  Brynwood Management II L.P.,
          its General Partner
                                             By:/s/ Richard T. Niner
                                                ----------------------
                                                Richard T. Niner
     By:/s/ Richard T. Niner                    a Partner
        ---------------------------
       Richard T. Niner
        a Partner